UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2015

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Sound Financial Bancorp, Inc. ("the Registrant") held its annual meeting of shareholders on May 26, 2015.  Holders of record of the Registrant's common stock at the close of business on March 27, 2015, were entitled to vote on two proposals at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Registrant's shareholders approved the election of Laura Lee Stewart, Debra Jones and Rogelio Riojas as a directors of the Registrant for a term to expire in the year 2018.

	Laura Lee Stewart	Debra Jones	Rogelio Riojas
For	1,426,192	1,465,205	1,462,773
Withheld	97,273	58,260	60,692
Broker Non-Vote	763,200	763,200	763,200

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Registrant's shareholders approved the ratification of the appointment of Moss Adams LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2015.

Number of Votes
For	2,243,552
Against	30,906
Abstain	12,207
Broker Non-Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	May 28, 2015	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO